Exhibit 10.1

VOTING AND SUPPORT AGREEMENT

THIS VOTING AND SUPPORT AGREEMENT (this “Agreement”) is made and entered into as of October 25, 2020, by and among Mid-Con Energy Partners, LP, a Delaware limited partnership (the “Partnership”), Contango Oil & Gas Company, a Texas corporation (“Contango”), and each Person identified on Exhibit A attached hereto (the “Shareholders” and each a “Shareholder”).

WITNESSETH:

WHEREAS, Contango, Michael Merger Sub LLC, a Delaware limited liability company (“Michael Merger Sub”), the Partnership and Mid-Con Energy GP, LLC, a Delaware limited liability company (“General Partner”), are entering into an Agreement and Plan of Merger of even date herewith (as amended, supplemented or modified from time to time, the “Merger Agreement”), which provides for, among other things, the merger of the Partnership with and into Michael Merger Sub, with Michael Merger Sub surviving that merger as a Subsidiary of Contango (the “Merger”), on the terms and subject to the conditions set forth in the Merger Agreement;

WHEREAS, as of the date hereof, each Shareholder is the beneficial owner (as defined in Rule 13d-3 under the Securities Exchange Act of 1934, as amended) of the number of shares of Contango Common Stock set forth opposite such Shareholder’s name on Exhibit A attached hereto; and

WHEREAS, as a condition and inducement to the willingness of the Partnership and Contango to enter into the Merger Agreement, each Shareholder (in such Shareholder’s capacity as such) has agreed to enter into this Agreement.

NOW, THEREFORE, in consideration of the foregoing, and the mutual covenants and agreements herein contained, and intending to be legally bound hereby, the parties hereto agree as follows:

1. Certain Definitions. All capitalized terms that are used but not defined herein shall have the respective meanings ascribed to them in the Merger Agreement. For all purposes of and under this Agreement, the following terms shall have the following respective meanings:

(a) “Expiration Date” shall mean the earlier to occur of (i) such date and time as the Merger shall become consummated in accordance with the terms and provisions of the Merger Agreement and (ii) the termination of the Merger Agreement in accordance with its terms.

(b) “Involuntary Transfer” shall mean that a Shareholder ceases to be the beneficial owner of any shares of Contango Common Stock without the consent of the Shareholder as a result of an any non-volitional transfer of Subject Contango Shares and, by way of example and not by way of limitation, shall be deemed to occur if: (i) the Involuntary Transfer is caused by a transfer of Subject Contango Shares occurring as a result of a dissolution, liquidation, reorganization, restructuring, bankruptcy, foreclosure, judicial sale or other event or transaction involving a Shareholder or any entity through which Shareholder holds beneficial ownership of shares of Contango Common Stock, and that takes place without the action or consent of the Shareholder; or (ii) the Involuntary Transfer is caused by the Shareholder, or any associate or affiliate of the Shareholder, being involuntarily removed as an officer, director, manager, or general partner of a trust, limited liability company, corporation, partnership or other corporate entity.

(c) “Subject Contango Shares” shall mean, without duplication, (i) all shares of Contango Common Stock of which such Shareholder is the record or beneficial owner as of the date hereof as set forth on Exhibit A attached hereto, (ii) all shares of Contango Common Stock issuable upon conversion, exercise or exchange of options, warrants and/or other Rights to acquire shares of Contango Common Stock of which such Shareholder is the record or beneficial owner as of the date hereof and (iii) all additional shares of Contango Common Stock, and all additional shares of Contango Common Stock issuable upon conversion, exercise or exchange of options, warrants and/or other Rights to acquire shares of Contango Common Stock, in each case of which such Shareholder acquires record or beneficial ownership during the period from the date of this Agreement through the Expiration Date (including by way of share dividend or distribution, split-up, recapitalization, combination, exchange of shares and the like).

(d) “Transfer.” A Person shall be deemed to have effected a “Transfer” of a Subject Contango Share if such Person directly or indirectly (i) sells, pledges, assigns, grants an option with respect to, transfers, tenders or disposes (by merger, by testamentary disposition, by operation of Law or otherwise) of such Subject Contango Share or any interest in such Subject Contango Share, (ii) creates or permits to exist any Liens, other than restrictions imposed by applicable Law or pursuant to this Agreement or the Merger Agreement (or the transactions contemplated thereby), (iii) deposits any Subject Contango Shares into a voting trust or enters into a voting agreement or arrangement or grants any proxy, power of attorney or other authorization with respect thereto that is inconsistent with this Agreement, or (iv) agrees or commits (whether or not in writing) to take any of the actions referred to in the foregoing clauses (i) through (iii).

2. Transfer Restrictions. Except for an Involuntary Transfer, from the date hereof until the Expiration Date, no Shareholder shall Transfer (or cause or permit the Transfer of) any of its Subject Contango Shares, or enter into any agreement relating thereto, except with the Partnership’s prior written consent and in the Partnership’s sole discretion. If any Involuntary Transfer of any of such Shareholder’s Subject Contango Shares shall occur, the transferee (which term, as used herein, shall include any and all transferees and subsequent transferees of the initial transferee) shall take and hold such Subject Contango Shares subject to all of the restrictions, liabilities and rights under this Agreement, which shall continue in full force and effect until the Expiration Date.

3. Agreement to Vote Contango Common Stock.

(a) Prior to the Expiration Date, each Shareholder (in such Shareholder’s capacity as such) irrevocably and unconditionally agrees that it shall (i) if the Contango Shareholder Approval is to be sought by the Contango Written Consent pursuant to Section 5.4(c)(ii) of the Merger Agreement, promptly after the execution of this Agreement and the delivery to such Shareholder of a form of Contango Written Consent, deliver (or cause to be delivered) a written consent pursuant to Section 2.12 of the Contango Bylaws covering all of the Subject Contango Shares that are then beneficially owned by such Shareholder approving the Contango Stock Issuance and any other matters presented or proposed as to the approval of, or any other transactions contemplated in connection with, the Contango Stock Issuance (“Other Matters”) and (ii) at any meeting of the shareholders of Contango, however called, and at every adjournment or postponement thereof (each, a “Meeting”), and on every other action or approval by written consent of the shareholders of Contango, to the extent not voted by the Person(s) named (or otherwise appointed in the manner set forth in) the Consent Statement/Proxy Statement/Prospectus, vote (or cause to be voted), or cause the holder of record on any applicable record date to vote, all Subject Contango Shares that are then beneficially owned by such Shareholder and entitled to vote or act by written consent:

1. in favor of the approval of the Contango Stock Issuance and any Other Matters;

2. in favor of the approval of any proposal to adjourn or postpone the Meeting to a later date, if there are not sufficient votes for the approval of the Contango Stock Issuance or any Other Matter on the date on which such Meeting is held;

3. against the approval of any proposal made in opposition to, in competition with, or inconsistent with, the Contango Stock Issuance or any Other Matter; and

4. in favor of any other matter necessary or appropriate to the consummation of the transactions contemplated by the Merger Agreement, including the Contango Stock Issuance.

(b) Any vote required to be cast pursuant to this Section 3 shall be cast by the Shareholder or at the direction of the Shareholder, as applicable, in accordance with such procedures relating thereto so as to ensure that it is duly counted, including for purposes of determining whether a quorum is present.

(c) Except as provided herein, no Shareholder shall (i) enter into any agreement or understanding with any Person to vote or give instructions in any manner inconsistent with the terms of this Section 3, (ii) grant at any time while this Agreement remains in effect, a proxy, consent or power of attorney with respect to the Subject Contango Shares inconsistent with the terms of this Section 3 or (iii) take any action that would make any representation or warranty of such Shareholder contained herein untrue or incorrect or have the effect of preventing or disabling such Shareholder from performing any of its obligations under this Agreement.

(d) The obligations of the Shareholder specified in Section 3(a) shall apply whether or not the Contango Stock Issuance or any action described above is recommended by the Contango Board (or any committee thereof), for so long as this Agreement is in effect.

4. Irrevocable Proxy.

(a) Solely in the event of a failure by any Shareholder to act in accordance with such Shareholder’s obligations as to voting pursuant to Section 3(a) prior to the Expiration Date and without in any way limiting any Shareholder’s right to vote the Subject Contango Shares in its sole discretion on any other matters that may be submitted to a shareholder vote, consent or other approval, each Shareholder hereby grants an irrevocable proxy (the “Proxy”) appointing the Partnership as such Shareholder’s attorney-in-fact and proxy, with full power of substitution, for and in such Shareholder’s name, to vote, express consent or dissent, or otherwise to utilize such voting power in the manner contemplated by Section 3 above as the Partnership or its proxy or substitute shall, in the Partnership’s sole discretion, deem proper with respect to the Subject Contango Shares.

(b) Each Shareholder hereby represents that any proxies heretofore given in respect of the Subject Contango Shares, if any, are revocable, and hereby revokes such proxies.

(c) Each Shareholder hereby affirms that its Proxy set forth in this Section 4 is given in connection with the execution of the Merger Agreement, and that such Proxy is given to secure the performance of the duties of such Shareholder under this Agreement. Each Shareholder hereby further affirms that its Proxy is coupled with an interest in consideration of the Partnership entering into this Agreement and the Merger Agreement and incurring certain related fees and expenses and, except as set forth in Section 4(d) or in Section 13 hereof, is intended to be, and is, irrevocable. All authority conferred hereby shall survive the death, incapacity of or the appointment of any liquidator, receiver, trustee, special manager or any other court appointed officer for any Shareholder and shall be binding upon the heirs, estate, administrators, receivers, liquidators, trustees, special managers, personal representatives, successors and assigns of each Shareholder.

(d) The Partnership hereby acknowledges and agrees that the Proxy set forth in this Section 4 shall not be exercised to vote, consent or act on any matter except as specifically contemplated by Section 3 above and the Partnership agrees not to exercise the Proxy granted herein for any purpose other than the purposes described in Section 3. The Proxy set forth in this Section 4 shall be revoked, terminated and of no further force or effect automatically without further action upon the termination of this Agreement.

5. Update of Beneficial Ownership Information. Each Shareholder shall promptly (and in any event within two Business Days after such acquisition) notify the Partnership and Contango of the number of Subject Contango Shares (i) acquired by such Shareholder following the date hereof and prior to the Expiration Date and the updated number of Subject Contango Shares beneficially owned by such Shareholder as of immediately following such acquisition and (ii) disposed of in an Involuntary Transfer (including the identity of the transferee) and the updated number of Subject Contango Shares beneficially owned by such Shareholder following such Involuntary Transfer.

6. Representations and Warranties of the Shareholders. Each Shareholder, severally and not jointly, hereby represents and warrants to the Partnership and Contango as follows:

(a) Power; Organization; Binding Agreement. Such Shareholder has full power and authority to execute and deliver this Agreement and its Proxy, to perform such Shareholder’s obligations hereunder and to consummate the transactions contemplated hereby. If such Shareholder is an entity, it is duly organized, validly existing and in good standing under the laws of its jurisdiction of formation. This Agreement has been duly executed and delivered by such Shareholder, and, assuming this Agreement constitutes a valid and binding obligation of the Partnership and Contango, constitutes a valid and binding obligation of such Shareholder, enforceable against such Shareholder in accordance with its terms, except that such enforceability may be limited by applicable bankruptcy, insolvency, moratorium, reorganization or similar Laws affecting the enforcement of creditors’ rights generally or by general principles of equity.

(b) No Conflicts. None of the execution and delivery by such Shareholder of this Agreement, the performance by such Shareholder of its obligations hereunder or the consummation by such Shareholder of the transactions contemplated hereby will (i) result in a violation or breach of any agreement to which such Shareholder is a party or by which such Shareholder may be bound, including any voting agreement or voting trust, (ii) violate any applicable Law or (iii) violate the constituent or organizational document of such Shareholder.

(c) Ownership of Contango Common Stock. Such Shareholder is a beneficial owner of the Subject Contango Shares set forth opposite such Shareholder’s name on Exhibit A, all of which are free and clear of any Liens (except any (x) Liens arising under securities Laws, (y) Liens arising hereunder or as permitted by the Merger Agreement or (z) Liens that are not material to such Shareholder’s performance of its obligations under this Agreement). No Person (other than such Shareholder) has a right to acquire any of the Subject Contango Shares beneficially owned by such Shareholder.

(d) Voting Power. Such Shareholder has voting power, power of disposition, power to issue instructions with respect to the matters set forth herein, and power to agree to all of the matters set forth in this Agreement, in each case with respect to all of the Subject Contango Shares beneficially owned by such Shareholder, with no limitations, qualifications or restrictions on such rights, subject to applicable federal securities laws and those arising under the terms of this Agreement.

(e) Reliance by the Partnership and Contango. Such Shareholder understands and acknowledges that the Partnership and Contango are entering into the Merger Agreement in reliance upon such Shareholder’s execution and delivery of this Agreement.

(f) Consents and Approvals. The execution and delivery of this Agreement by such Shareholder does not, and the performance by such Shareholder of its obligations under this Agreement and the consummation by it of the transactions contemplated hereby will not, require such Shareholder to obtain any consent, approval, authorization or permit of, or to make any filing with or notification to, any Governmental Entity, except in each case for filings with the SEC by such Shareholder or where the failure to obtain such consents, approvals, authorizations or permits, or to make such filings and notifications, would not, either individually or in the aggregate, prevent or delay the performance by such Shareholder of any of its obligations hereunder.

(g) Absence of Litigation. As of the date hereof, there is no Action pending or, to the knowledge of such Shareholder, threatened against or affecting such Shareholder or any of its Affiliates before or by any Governmental Entity that would reasonably be expected to impair the ability of such Shareholder to perform its obligations hereunder or to consummate the transactions contemplated hereby on a timely basis.

7. Certain Restrictions.

(a) Each Shareholder shall not, directly or indirectly, take any action that would make any representation or warranty of such Shareholder contained herein untrue or incorrect in any respect.

(b) Each Shareholder agrees that such Shareholder will not (in such Shareholder’s capacity as a shareholder of Contango) bring, commence, institute, maintain, prosecute or voluntarily aid any legal action or proceeding, which (i) challenges the validity of or seeks to enjoin the operation of any provision of this Agreement, (ii) alleges that the execution and delivery of this Agreement by such Shareholder, either alone or together with the other Contango voting agreements and proxies to be delivered in connection with the execution of the Merger Agreement and the Contango Stock Issuance, or the approval of the Merger Agreement and the Merger by the Contango Board, breaches any fiduciary duty of the Contango Board or any member thereof or (iii) would reasonably be expected to restrict or otherwise affect such Shareholder’s legal power, authority and ability to comply with and perform its covenants and obligations under this Agreement.

8. No Solicitation. Except as set forth in this Section 8, during the term of this Agreement, each Shareholder shall not, and shall not permit or authorize any of its respective Representatives, directly or indirectly, to (i) solicit, initiate, endorse, encourage or facilitate any inquiry, proposal or offer with respect to, or the making or completion of, any Contango Acquisition Proposal or any inquiry, proposal or offer that is reasonably likely to lead to any Contango Acquisition Proposal, (ii) enter into, continue or otherwise participate in any discussions or negotiations regarding, or furnish to any Person (other than any Contango Party or any Michael Party or any of their Affiliates) any information or data with respect to, or otherwise cooperate in any way with, any Contango Acquisition Proposal or (iii) resolve, agree or propose to do any of the foregoing.

9. Shareholder Capacity. The parties hereto acknowledge that this Agreement is being entered into by each Shareholder solely in its capacity as a beneficial owner of the Subject Contango Shares, and nothing in this Agreement shall restrict or limit the ability of any Shareholder who is an officer or director of Contango (or of any Affiliate thereof), to exercise his or her duties attendant to any such position by taking any action whatsoever in such capacity, including with respect to the Merger Agreement or this Agreement.

10. Disclosure. Each Shareholder shall permit Contango and the Partnership to publish and disclose in all documents and schedules filed with the SEC, and any press release or other disclosure document that Contango and/or the Partnership determines to be necessary or desirable in connection with the Merger, the Contango Stock Issuance and any transactions related thereto, such Shareholder’s identity and ownership of Subject Contango Shares and the nature of such Shareholder’s commitments, arrangements and understandings under this Agreement.

11. No Ownership Interest. Except as provided in this Agreement, nothing contained in this Agreement shall be deemed to vest in the Partnership or Contango any direct or indirect ownership or incidence of ownership of or with respect to any Subject Contango Shares. Except as provided in this Agreement, all rights, ownership and economic benefits relating to the Subject Contango Shares shall remain vested in and belong to the Shareholders.

12. Further Assurances. Subject to the terms and conditions of this Agreement, upon request of the Partnership or Contango, each Shareholder shall use commercially reasonable efforts to take, or cause to be taken, all actions, and to do, or cause to be done, all things necessary to fulfill such Shareholder’s obligations under this Agreement.

13. Termination. This Agreement and each Shareholder’s Proxy, and all rights and obligations of the parties hereunder and thereunder, shall terminate and shall have no further force or effect as of the Expiration Date. Notwithstanding anything to the contrary in this Agreement, nothing set forth in this Section 13 or elsewhere in this Agreement shall relieve any party hereto from liability, or otherwise limit the liability of any party hereto, for any willful breach of this Agreement prior to such termination.

14. Miscellaneous.

(a) Amendment or Supplement; Waiver. This Agreement may not be amended, modified or supplemented in any manner, whether by course of conduct or otherwise, except by an instrument in writing specifically designated as an amendment hereto, signed on behalf of each of the parties in interest at the time of the amendment. At any time prior to the Effective Time, any party may, to the extent permitted by and subject to applicable Law, waive compliance with any of the agreements or conditions of the other parties contained herein. Any agreement on the part of a party to any such waiver shall be valid only if set forth in a written instrument executed and delivered by a duly authorized officer on behalf of such party. No failure or delay of any party in exercising any right or remedy hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such right or power, or any abandonment or discontinuance of steps to enforce such right or power, or any course of conduct, preclude any other or further exercise thereof or the exercise of any other right or power. The rights and remedies of the parties hereunder are cumulative and are not exclusive of any rights or remedies which they would otherwise have hereunder. The obligations of each Shareholder hereunder shall be several and not joint, and no Shareholder shall be liable for any breach of the terms of this Agreement by any other Shareholder.

(b) Notices. All notices and other communications hereunder shall be in writing and shall be deemed duly given (i) on the date of delivery if delivered personally, or if by facsimile or e-mail, upon written confirmation of receipt by facsimile, e-mail or otherwise, (ii) on the first Business Day following the date of dispatch if delivered utilizing a next-day service by a recognized next-day courier or (iii) on the earlier of confirmed receipt or the fifth Business Day following the date of mailing if delivered by registered or certified mail, return receipt requested, postage prepaid. All notices hereunder shall be delivered to the addresses set forth below, or pursuant to such other instructions as may be designated in writing by the party to receive such notice:

If to the Partnership:

Mid-Con Energy Partners, LP

2431 East 61st Street, Suite 800

Tulsa, Oklahoma 74136

Attention: Sherry L. Morgan

E-mail: smorgan@mceplp.com

with a copy (which shall not constitute notice) to:

Pillsbury Winthrop Shaw Pittman, LLP

1200 Seventeenth Street NW

Washington, DC 20036

Attention: Robert B. Robbins

Facsimile: (202) 513-8050

E-mail: robert.robbins@pillsburylaw.com

If to Contango:

Contango Oil & Gas Company

717 Texas Avenue, Suite 2900

Houston, Texas 77002

Attention: Chad McLawhorn

Facsimile: (713) 236-4540

E-mail: Chad.McLawhorn@contango.com

with a copy (which shall not constitute notice) to:

Gibson, Dunn & Crutcher LLP

811 Main Street, Suite 3000

Houston, Texas 77002

Attention: Tull R. Florey

Facsimile: (346) 718-6901

E-mail: tflorey@gibsondunn.com

If to a Shareholder, at the most recent address for such Shareholder as shown in the Company’s register of its shareholders.

(c) Interpretation. When a reference is made in this Agreement to a Section, or Exhibit, such reference shall be to a Section or Exhibit of this Agreement unless otherwise indicated. The table of contents and headings contained in this Agreement or in any Exhibit are for convenience of reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement. All words used in this Agreement will be construed to be of such gender or number as the circumstances require. Any capitalized terms used in any Exhibit but not otherwise defined therein shall have the meaning as defined in this Agreement (or, if not defined herein, shall have the meaning as defined in the Merger Agreement). All Exhibits annexed hereto or referred to herein are hereby incorporated in and made a part of this Agreement as if set forth herein. The word “including” and words of similar import when used in this Agreement will mean “including, without limitation,” unless otherwise specified. The words “hereof,” “herein” and “hereunder” and words of similar import when used in this Agreement shall refer to the Agreement as a whole and not to any particular provision in this Agreement. The term “or” is not exclusive. The word “will” shall be construed to have the same meaning and effect as the word “shall.” References to days mean calendar days unless otherwise specified. All references in this Agreement to “transactions contemplated by the Merger Agreement” include the Merger.

(d) Entire Agreement. This Agreement (including the Exhibits hereto) and the Proxies constitute the entire agreement, and supersede all prior written agreements, arrangements, communications and understandings and all prior and contemporaneous oral agreements, arrangements, communications and understandings, among the parties with respect to the subject matter hereof and thereof.

(e) No Third Party Beneficiaries. Nothing in this Agreement, express or implied, is intended to or shall confer upon any Person other than the parties and their respective successors and permitted assigns any legal or equitable right, benefit or remedy of any nature under or by reason of this Agreement.

(f) Governing Law. This Agreement and all disputes or controversies arising out of or relating to this Agreement or the transactions contemplated hereby shall be governed by, and construed in accordance with, the internal laws of the State of Texas, without regard to the laws of any other jurisdiction that might be applied because of the conflicts of laws principles of the State of Texas.

(g) Submission to Jurisdiction. Each of the parties irrevocably agrees that any legal action or proceeding arising out of or relating to this Agreement brought by any party or its Affiliates against any other party or its Affiliates shall be brought and determined in any state or federal courts located in Harris County, Texas. Each of the parties hereby irrevocably submits to the jurisdiction of the aforesaid courts for itself and with respect to its property, generally and unconditionally, with regard to any such action or proceeding arising out of or relating to this Agreement and the transactions contemplated hereby. Each of the parties agrees not to commence any action, suit or proceeding relating thereto except in the courts described above in Texas, other than actions in any court of competent jurisdiction to enforce any judgment, decree or award rendered by any such court in Texas as described herein. Each of the parties further agrees that notice as provided herein shall constitute sufficient service of process and the parties further waive any argument that such service is insufficient. Each of the parties hereby irrevocably and unconditionally waives, and agrees not to assert, by way of motion or as a defense, counterclaim or otherwise, in any action or proceeding arising out of or relating to this Agreement or the transactions contemplated hereby, (i) any claim that it is not personally subject to the jurisdiction of the courts in Texas as described herein for any reason, (ii) that it or its property is exempt or immune from jurisdiction of any such court or from any legal process commenced in such courts (whether through service of notice, attachment prior to judgment, attachment in aid of execution of judgment, execution of judgment or otherwise) and (iii) that (A) the suit, action or proceeding in any such court is brought in an inconvenient forum, (B) the venue of such suit, action or proceeding is improper or (C) this Agreement, or the subject matter hereof, may not be enforced in or by such courts.

(h) Assignment; Successors. Neither this Agreement nor any of the rights, interests or obligations under this Agreement may be assigned or delegated, in whole or in part, by operation of law or otherwise, by any Shareholder without the prior written consent of the Partnership and Contango, and any such assignment without such prior written consent shall be null and void. Subject to the preceding sentence, this Agreement will be binding upon, inure to the benefit of, and be enforceable by, the parties and their respective successors and assigns.

(i) Specific Performance. The parties agree that irreparable damage would occur in the event that the parties hereto do not perform the provisions of this Agreement in accordance with its terms or otherwise breach such provisions. Accordingly, prior to the Expiration Date, the parties acknowledge and agree that each party shall be entitled to an injunction, specific performance and other equitable relief to prevent breaches of this Agreement and to enforce specifically the terms and provisions hereof in any state or federal courts located in Harris County, Texas, this being in addition to any other remedy to which such party is entitled at law or in equity. Each of the parties hereby further waives (i) any defense in any action for specific performance that a remedy at law would be adequate and (ii) any requirement under any law to post security as a prerequisite to obtaining equitable relief.

(j) Severability. Whenever possible, each provision or portion of any provision of this Agreement shall be interpreted in such manner as to be effective and valid under applicable Law, but if any provision or portion of any provision of this Agreement is held to be invalid, illegal or unenforceable in any respect under any applicable Law or rule in any jurisdiction, such invalidity, illegality or unenforceability shall not affect any other provision or portion of any provision in such jurisdiction, and this Agreement shall be reformed, construed and enforced in such jurisdiction as if such invalid, illegal or unenforceable provision or portion of any provision had never been contained herein.

(k) Fees and Expenses. All fees and expenses incurred in connection with this Agreement and the transactions contemplated hereby shall be paid by the party incurring such fees or expenses.

(l) Waiver of Jury Trial. EACH OF THE PARTIES TO THIS AGREEMENT HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES ALL RIGHT TO A TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM ARISING OUT OF OR RELATING TO THIS AGREEMENT, THE ACTIONS OF ANY PARTY IN THE NEGOTIATION, ADMINISTRATION, PERFORMANCE AND ENFORCEMENT OF THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY.

(m) Counterparts. This Agreement may be executed in two or more counterparts, all of which shall be considered one and the same instrument and shall become effective when one or more counterparts have been signed by each of the parties and delivered to the other party.

(n) Facsimile or .pdf Signature. This Agreement may be executed by facsimile or .pdf signature and a facsimile or .pdf signature shall constitute an original for all purposes.

(o) No Presumption Against Drafting Party. Each party hereto acknowledges that each party to this Agreement has been represented by counsel in connection with this Agreement and the transactions contemplated by this Agreement. Accordingly, any rule of law or any legal decision that would require interpretation of any claimed ambiguities in this Agreement against the drafting party has no application and is expressly waived.

[Remainder of Page Intentionally Left Blank; Signature Pages Follow]

IN WITNESS WHEREOF, the undersigned have executed and caused to be effective this Agreement as of the date first above written.

PARTNERSHIP:

MID-CON ENERGY PARTNERS, LP

By:	Mid-Con Energy GP, LLC,
general partner

By:
Name:	Sherry L. Morgan
Title:	Chief Executive Officer

CONTANGO:

CONTANGO OIL & GAS COMPANY

By:
Name:	Farley Dakan
Title:	President

[Signatures continue on following page]

[Signature Pages to Voting and Support Agreement]

SHAREHOLDERS:

[SHAREHOLDER]

By:
Name:
Title:

[Signature Pages to Voting and Support Agreement]

EXHIBIT A

Shareholder	Contango Common Stock
[___]	[__]
[___]	[__]
[___]	[__]
[___]	[__]